UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2012
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DreamWorks Animation SKG, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (818) 695-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in its Current Report on Form 8-K filed on October 25, 2012, DreamWorks Animation SKG, Inc. (the “Company”) previously announced that Roger Enrico had resigned as Chairman of the Board and as a director of the Company, effective as of October 24, 2012. As a result of Mr. Enrico's resignation, the Audit Committee of the Board of Directors of the Company is currently comprised of two members. Rule 5605 of the NASDAQ Listing Rules (the “Listing Rules”) generally requires that all listed companies' audit committees be comprised of three members, although Listing Rule 5605(c)(4)(B) provides a specified cure period to fill any Audit Committee vacancy created by the resignation of an audit committee member. On October 25, 2012, the Company notified the NASDAQ that, as a result of Mr. Enrico's resignation, there is a vacancy on the Company's Audit Committee and that the Company intends to avail itself of the cure period provided in Listing Rule 5605(c)(4)(B).

On November 2, 2012, the Company received a letter from the NASDAQ acknowledging that the Company no longer complies with the requirement of Listing Rule 5605. The letter also acknowledges that the Listing Rules provide a cure period pursuant to which the Company must regain compliance no later than the earlier of the Company's next annual meeting of stockholders or October 24, 2013 (or, if such meeting is held before April 22, 2013, by April 22, 2013). The Company intends to add a third member to its Audit Committee on or before the date of its 2013 Annual Meeting of Stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: November 6, 2012	By:	/s/ Andrew Chang
Andrew Chang
General Counsel